EXHIBIT 10.7
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                                                           EXHIBIT 10.7
FIRST AMENDMENT TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AND SUPPLEMENTAL LIFE PLAN
OF AVON PRODUCTS, INC.



    THIS FIRST AMENDMENT made on the 21 day of January, 1994, by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (hereinafter called the "Primary
Sponsor");

    WHEREAS, effective January 1, 1982, the Primary Sponsor adopted the Supplemental Executive Retirement Plan and Supplemental Life Plan (the "Plan"), which was last amended and restated July 1, 1991; and

    WHEREAS, the Primary Sponsor now desires to further amend the Plan to make changes embodied herein; and

    WHEREAS, the Compensation Committee of the Board of Directors of the Primary Sponsor has duly approved and authorized the amendment of the Plan;

    NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 1994, by substituting the following for Plan Section 2(1):

    (1) " 'Actuarial Equivalent' shall mean a benefit of equivalent value, when computed on the basis of the same mortality table and the rate or rates of interest and/or the empirical tables which are being used to determine the Participant's benefit under the Retirement Plan. However, in the case of lump sum distributions under the Plan, the conversion factor used to determine the Actuarial Equivalent shall be the same as specified in paragraph 6 of Appendix I of the Retirement Plan, except that (A) clauses(i) and
    (ii) of such paragraph shall be inapplicable and (B) the applicable interest rate shall not be greater than the lowest rate in effect at any time on or after the date the Participant attains age 60 if the sum of the Participant's age and Creditable Service is a least 85 years."

    Except as specifically amended herein, the Plan shall remain in full force and effect as prior to this First Amendment.








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    IN WITNESS WHEREOF, the Primary Sponsor has caused this First
Amendment to be executed as of the day and year first above written.



                               AVON PRODUCTS, INC.

                               By: /s/Marcia L. Worthing

                               Title: Senior Vice President Human
                                      Resources


ATTEST:

 /s/ Maureen Boyan

Title: Assistant Secretary


(CORPORATE SEAL)

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